EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement (Form S-4) and related Prospectus of Texas Instruments Incorporated and to the incorporation by reference therein of our report dated January 19, 1999, with respect to the consolidated financial statements and schedule of Texas Instruments Incorporated included in its Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Dallas, Texas
October 13, 1999